Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Kay M. Hoveland, President and Chief Executive Officer, and Dustin Luton, Chief Financial Officer, of Kaiser Federal Financial Group, Inc. (Company) each certify in her/his capacity as an officer of the Company that she/he has reviewed the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2008 (Report) and that to the best of her/his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

By:	/s/ Kay M. Hoveland
Kay M. Hoveland
President and Chief Executive Officer

By:	/s/ Dustin Luton
Dustin Luton
Chief Financial Officer

Date:  July 29, 2010